Exhibit 4.7

CHILDTIME LEARNING CENTERS, INC.

RIGHTS SUBSCRIPTION CERTIFICATE

Evidencing Non-Transferable Rights to Purchase Units, each Unit consisting of $35 principal amount of 15% Subordinated Notes due 2008 (the “Subordinated Notes”), and                     shares of common stock of Childtime Learning Centers, Inc., no par value per share (the “Shares”).

Your rights under this Rights Subscription Certificate are not transferable and are void if not exercised before 5:00 P.M. New York City time on                     , 2003 (the “Expiration Date”).

The terms and conditions of this rights offering are set forth in the Prospectus dated                    , 2003 (the “Prospectus”), relating to the issuance by Childtime Learning Centers, Inc. (the “Company”) of non-transferable subscription rights (“Rights”) to purchase up to 100,000 Units, each Unit consisting of $35 principal amount of Subordinated Notes and                     Shares. Such terms and conditions are incorporated herein by reference.

SUBSCRIPTION PRICE: $[158.75] PER UNIT

RIGHTS CERTIFICATE NO.:

HOLDER:

NUMBER OF RIGHTS:

THIS CERTIFIES THAT the registered owner whose name is set forth herein is the owner of the number of Rights set forth above, each of which entitles the owner to subscribe for and purchase one Unit, each Unit consisting of $35 principal amount of Subordinated Notes and Shares, on the terms and subject to the conditions set forth in the Prospectus and the instructions to this Certificate. The non-transferable rights represented by this Certificate may be exercised by duly completing this Certificate, pursuant to the instructions hereto.

THE RIGHTS EVIDENCED BY THIS CERTIFICATE ARE NOT TRANSFERABLE AND MAY NOT BE EXERCISED UNLESS THIS CERTIFICATE IS COMPLETED AND SIGNED. PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY AND REFER CAREFULLY TO THE INSTRUCTIONS ATTACHED TO THIS CERTIFICATE.

By:	By:

Chief Executive Officer	Secretary

SECTION 1 — EXERCISE AND SUBSCRIPTION:

(i)	IF YOU WISH TO EXERCISE ALL OF YOUR BASIC SUBSCRIPTION PRIVILEGE:

I subscribe for my full entitlement of Units:

	X $[158.75] =	$

(Number of Units)

(ii)	IF YOU DO NOT WISH TO EXERCISE ALL OF YOUR BASIC SUBSCRIPTION PRIVILEGE:

I subscribe for only:

	X $[158.75] =	$

(Number of Units to be purchased)

(iii)	IF YOU WISH TO EXERCISE ANY OF YOUR OVER-SUBSCRIPTION PRIVILEGE:

To the extent available, I subscribe for:

	X $[158.75] =	$

(Number of additional Units desired)

Please note that you must fully exercise your Rights pursuant to the basic subscription privilege in order to subscribe pursuant to the over-subscription privilege, and the number of Units you subscribe for pursuant to your over-subscription privilege must not exceed the number of Units available for you to purchase under your basic subscription privilege.

METHOD OF PAYMENT (CHECK ONE)

☐	Uncertified check payable to “Computershare Trust Company of New York, as Subscription Agent”. Please note that funds paid by uncertified personal check may take at least five business days to clear. Accordingly, Rights holders who wish to pay the Subscription Price by means of an uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received by the Subscription Agent and clears the banking system by such time. To avoid the delay caused by the clearance process, you are urged to consider payment by means of a certified check or bank draft (cashier’s check), by money order or by wire transfer of immediately available funds.

☐	Certified check or bank draft (cashier’s check) drawn on a U.S. bank or money order, payable to “Computershare Trust Company of New York, as Subscription Agent”.

☐	Wire transfer of immediately available funds directed to the account maintained by Computershare Trust Company of New York, Subscription Agent for Childtime Learning Centers, Inc., at Harris Trust & Savings Bank, ABA No. 071000288, Account No. 2279388.

☐	In the case of the JP Acquisition Fund Group (as defined in the Prospectus) only: delivery for cancellation of the appropriate amount of principal of, and accrued and unpaid interest on, subordinated notes issued on July 19, 2002 to the JP Acquisition Fund Group by Childtime Childcare, Inc.

SECTION 2 — SPECIAL DELIVERY INSTRUCTIONS:

      Name and/or address for mailing of the Subordinated Notes and the Shares comprising the Units subscribed for and purchased, if other than shown above:

Name and address:

IMPORTANT — ALL RIGHTS HOLDERS EXERCISING RIGHTS MUST SIGN BELOW AND COMPLETE AN IRS FORM W-9

      I/We acknowledge receipt of the Prospectus and understand that after delivery to the Subscription Agent for Childtime Learning Centers, Inc. I/we may not modify or revoke this Certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct.

Date: , 2003

(signature(s) of Rights holder(s))

      This Certificate must be signed by the Rights holder(s) exactly as such name(s) appear on the first page of this Certificate. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, agent, officer or a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:	Home Telephone Number:

Capacity:	Business Telephone Number:

Address:

Taxpayer Identification or Social Security Number: